GALLERY OF HISTORY, INC.
                            3601 West Sahara Avenue
                                Promenade Suite
                          Las Vegas, Nevada  89102-5822



                 ______________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 ______________________________________________




TO THE STOCKHOLDERS OF
GALLERY OF HISTORY, INC.:

	The Annual Meeting of Stockholders of the Gallery of History, Inc. (the "Company") will be held at the Company's offices, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822 on September 27, 2002 at 9:00 a.m. local time for the following purposes:

	1.	To elect five directors to serve until the next annual
                meeting of the stockholders;

	2.	To approve the appointment of Piercy, Bowler, Taylor & Kern
                as the Company's independent auditors for the fiscal year ending September 30, 2002; and

	3.	To transact such other business as may properly come before
                the meeting and any adjournment thereof.

	All of the above matters are more fully described in the accompanying Proxy Statement.

	Stockholders of Common Stock of the Company of record at the close of business on August 8, 2002 will be entitled to vote at the meeting or any adjournment thereof.


					By order of the Board of Directors,


					TODD M. AXELROD,
					Chairman of the Board


August 27, 2002



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.






                            GALLERY OF HISTORY, INC.
                            3601 West Sahara Avenue
                                Promenade Suite
                         Las Vegas, Nevada  89102-5822


                              _________________

                               PROXY STATEMENT
                              _________________


	The Board of Directors presents this Proxy Statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held September 27, 2002 and any adjournment thereof (the "Meeting").
The purposes for which the Meeting is to be held are set forth in the Notice of Meeting on the preceding page.

	All proxies duly executed and received will be voted on all matters presented at the Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and for the appointment of Piercy, Bowler, Taylor & Kern, as the Company's independent public accountants. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Meeting. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the Meeting at any time prior to the voting thereof. Directors will be elected by a majority of the votes cast. Shares represented by a proxy marked for abstention on a proposal will be counted as represented at the meeting with respect to such proposal, but will not be voted for or against the proposal. The effect of marking a proxy for abstention, however, is the same as marking it against the proposal. Shares registered in the name of a broker will be counted as represented at the meeting only for proposals as to which the broker's proxy gives voting directions. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails, such mailing to take place on or about August 27, 2002.

	There were 5,625,984 shares of Common Stock of the Company outstanding as of August 8, 2002. The Common Stock is the only class of securities of the Company entitled to vote. Each share has one vote. Only stockholders of record as of the close of business on August 8, 2002 will be entitled to vote. A list of stockholders entitled to vote at the Meeting will be available at the Company's office, 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada, for a period of ten days prior to the meeting for examination by any stockholder.






                             ELECTION OF DIRECTORS
                             ---------------------

	At the Meeting, five directors are to be elected for the ensuing year and until their successors are duly elected and qualified. If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the following five persons.
                                                               Year First
                                   Position(s) with             Became a
Name                    Age        the Company                  Director
---------------         ---        -----------------------      --------

Todd M. Axelrod         52         President and Chairman         1981
                                   of the Board of Directors

Rod R. Lynam            54         Treasurer/Assistant            1984
                                   Secretary and Director

Pamela Axelrod          47         Executive Vice President and   1995
                                   Director

Bernard Duke            75         Director                       1998

Dr. Michael Rosenman    41         Director                        --

	Each officer of the Company, including those who are also nominees to the Board, will hold office until a successor has been elected by the Board.

	Todd M. Axelrod has been Chairman of the Board of Directors and President of the Company since its inception in November 1981. He devotes his full business time to the Company's affairs. Mr. Axelrod has been a private collector of valuable historical documents since 1968. Mr. Axelrod authored a book entitled "The Handbook of Historical Documents -- A Guide to Owning History", which is being sold by the Company.

	Rod Lynam has been Treasurer of the Company since September 1984.

	Pamela Axelrod, the wife of Mr. Axelrod, has been an Executive Vice President since 1995. She served as the manager of the Las Vegas Fashion Show gallery, the Company's merchandise manager and co-director of sales since 1984. She has served as Editor-in-Chief of the Company's Simple & Direct auction catalog and as co-auction manager since 1996.

	Bernard Duke was elected to the Company's Board of Directors in February 1998. From 1992 to 1997, Mr. Duke had been a Director, Vice President and Chief Executive Officer of TFH Publications, Inc., of Neptune City, New Jersey. From 1984 to 1996, Mr. Duke was a Director and member of the Executive Committee of Graphic Arts Mutual Insurance Company.

        Michael Rosenman, M.D., Ph.D., has been a practicing physician specializing in the field of Pediatrics since 1988. Prior to establishing private practice offices in Las Vegas in 1996, Dr. Rosenman was associated with UCLA's Department of Medicine, Division of Hematology/Oncology, and with Children's Hospital in Orange County, California. His practice employs multiple offices and physicians.

	Garrett Williams, age 60, who has been a Senior Vice-President of the Company since 1989, is the only executive officer of the Company not listed above. He served as Executive Assistant to the President from November 1988 to April 1996 and as a director of the Company from 1991 to 1996. He served as the Manager of the Las Vegas Fashion Show gallery from April 1996 to March 1997 and currently serves as a sales representative at the headquarters' location.

	Management recommends that the stockholders vote "FOR" the nominees for directors.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
               -----------------------------------------------
	The following table sets forth certain information, as of August 1, 2002, pertaining to ownership of the Company's Common Stock by those persons known to the Company to be the beneficial and record owners of more than five percent of the Common Stock of the Company, by each director and nominee of the Company and by all officers and directors of the Company as a group:

         Name of Beneficial                    Number of         Percent
         Holder (1) (2)                          Shares          of Class
         -----------------------               ---------         --------

         Todd M. Axelrod (3)(5)                4,280,824          76.1%

         Rod Lynam                                   210            (4)

         Pamela Axelrod (3)(5)                 4,280,824          76.1%

         Gerald Newman (6)                       493,000           8.8%
         Seabreeze Lane
         Amagansette, NY 10093

         Bernard Duke (7)                         10,000            (4)
         2250 Allenwood Road
         Wall, NJ 07719

         All officers and directors (8)        4,291,034          77.1%
            as a group (4 persons)

(1)	The address of each director and nominee, except where otherwise indicated is: c/o Gallery of History, Inc., 3601 West Sahara Avenue, Promenade Suite, Las Vegas, Nevada 89102-5822.

(2)	Except as otherwise noted below, the individuals referred to above have sole voting and investment power in regard to their Common Stock.

(3)	Includes 2,059,022 shares of Common Stock owned of record and beneficially by Pamela Axelrod, Mr. Axelrod's wife, for which Mr. Axelrod has been appointed proxy (as discussed in Note (5) below). Excludes 204 shares of Common Stock owned of record and beneficially by Ruth Canvasser, Mr. Axelrod's mother, as to which Mr. and Mrs. Axelrod disclaim beneficial ownership.

(4)	Less than 1%.

(5)	Pamela Axelrod has appointed Todd Axelrod her proxy with full power of substitution, to vote all of her 2,059,022 shares and to give all consents on all matters that Mrs. Axelrod may be entitled to vote or consent to at any meeting of the stockholders of the Company or under any other circumstance where a vote or consent of stockholders is required. Includes 2,221,802 shares owned of record and beneficially by Todd Axelrod (see Note (3) above).

(6)	Includes 16,667 shares of common stock that vest quarterly from
        October 1, 2002 to January 1, 2003.

(7)	Includes 10,000 shares issuable upon exercise of currently
        exercisable options.

(8) Includes 10,000 shares issuable upon exercise of currently exercisable options.




                     MEETINGS OF THE BOARD OF DIRECTORS AND
                        INFORMATION REGARDING COMMITTEES
                        --------------------------------

        The Board of Directors held one meeting during the fiscal year ended September 30, 2001. All directors attended or participated by telephone at such meeting. The Board of Directors has a Compensation Committee, which in fiscal 2001 consisted of Mrs. Axelrod and Mr. Duke. The committee reviews and recommends to the Board compensation for officers and issuance of stock options. The Compensation Committee did not meet during fiscal 2001. In fiscal 2001, the Company's Audit Committee consisted of Mr. Duke, Mr. Fink, who is not standing for reelection as a director, and Mr. Lynam. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants. The Audit Committee reviews and considers the comments from the independent public accountants with respect to internal accounting controls and the consideration given or corrective action taken by management to weaknesses, if any, in internal controls. It also discusses matters concerning the Company's financial statements or other results of the audit. The Audit Committee met once during fiscal 2001 with all members responding. The Company also has an Executive Committee consisting of Mr.
and Mrs. Axelrod and Mr. Duke, which did not meet during fiscal 2001. The Company does not have any other standing committees.




            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
            -------------------------------------------------
        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, during the fiscal year ended September 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. In making these disclosures, the Company has relied solely on a review of the copies of such reports furnished to the Company and written representations of its directors, executive officers and its greater than ten percent stockholders.




                          EXECUTIVE COMPENSATION
                          ----------------------
	The following summary compensation table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2001, 2000 and 1999, of those persons who were, at September 30, 2001 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was $100,000 or more.

Name and Principal             Fiscal                Annual Compensation
Position                        Year                  Salary      Bonus
---------------------           ----                  ------      -----
Todd M. Axelrod                 2001                $110,241    $19,688(1)
  President and Chief           2000                 139,125     23,600(1)
  Executive Officer             1999                 139,125     26,250

Pamela R. Axelrod               2001                $110,241    $19,688(1)
  Executive Vice-               2000                 139,125     23,600(1)
  President                     1999                 139,125     26,250

(1)	Accrued bonus earned not yet paid.

        During the three year period ended September 30, 2001 the Company did not grant any stock options or stock appreciation rights to any of the named executive officers of the Company. In addition, none of the named executive officers held any stock options as of September 30, 2001. Options to purchase 10,000 shares of common stock have been granted to each of Bernard Duke and Barry Fink, both members of the Company's Board of Directors. The options were granted during August 1999; with a five-year term and $4.50 exercise price.




                            CERTAIN TRANSACTIONS
                            --------------------
        The Company borrowed $1,000,000 in March 1999 from Todd Axelrod. The loan is payable interest only at a rate of 8% with principal due April 2003. Interest expense on this note amounted to $81,333 for the year ended September 30, 2001. The proceeds for such loans were utilized by the Company to reduce its outstanding line of credit. The Company has also borrowed funds from Mr. Axelrod from time to time during fiscal year 2001. The funds borrowed bear interest at the same rate as Mr. Axelrod pays on his personal line of credit which was 7% as of September 30, 2001. The balance of the funds borrowed was $1,385,240 as of September 30, 2001 and the Company had paid $87,272 in interest during fiscal 2001. The funds were used to supplement operating activities.

        In November 2000, Todd Axelrod acquired 157 documents from the Company for his personal use. The cost of the documents when acquired by the Company was $140,131. The Company obtained an outside specialist to perform an independent appraisal of the documents involved. The appraised value of $152,500 was used to reduce debt owed to Mr. Axelrod by the Company. The Company also purchased three documents from Mr. Axelrod for a cost to the Company of $12,000. The three documents had an appraised value of $18,000.




                          AUDIT COMMITTEE REPORT
                          ----------------------
        The Audit Committee of the Board of Directors (the "Audit Committee") consisted of Mr. Duke (Chairman), Mr. Fink and Mr. Lynam. Messrs. Duke and Fink meet the independence and experience requirements of the NASDAQ National Market listing standards. However, Mr. Lynam does not meet such independence requirements because of his relationship with the Company. Mr. Lynam serves as Treasurer of the Company. Pursuant to Rule 4350 of the NASD Manual, the Board of Directors determined in its business judgment that, as a result of Mr. Lynam's knowledge of financial and accounting matters, his membership on the Audit Committee was required in the best interests of the Company and its stockholders. Mr. Fink is not standing for reelection as a director. The Board will elect Dr. Rosenman, if elected to the Board, to the Company's Audit Committee.

        The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting system by focusing on three areas:

        1. The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements,

        2. The independence and performance of the Company's internal auditors and independent accountants, and

        3.   The Company's compliance with legal and regulatory requirements.

        The Audit Committee meets with management and the Company's independent accountants periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants and periodically reviews their performance and independence from management for the fiscal year. During fiscal year 2001, the Company retained its principal independent accountants, Arthur Andersen LLP, to provide services in the following categories and amounts:

     Audit Fees                                                    $22,000
     Financial Information Systems Design and Implementation Fees     --
     All Other Fees                                                 17,425
                                                                    ------
     Total                                                         $39,425
                                                                    ======
        The category of "All Other Fees" substantially relates to services traditionally provided by auditors, such as, but not limited to, tax review and quarterly review of the Company's 10-QSB. The Audit Committee has concluded that the provision of non-audit services by the Company's principal independent accountants is compatible with maintaining auditor independence.


        The Audit Committee reviewed and discussed the audited financial statements with management and Arthur Andersen LLP, and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.
The discussions with Arthur Andersen LLP also included the matters required by Statement on Auditing Standards No. 61 (communication with Audit Committees). Arthur Andersen LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which was discussed with Arthur Andersen LLP.


        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2001 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

        On May 20, 2002, the Company's Board of Directors decided to dismiss Arthur Andersen as the Company's independent public accountants. In June 2002, the Company's Board of Directors approved the engagement of Piercy, Brown, Taylor & Kern, a member of Horwath International, as the Company's new certified independent accountant.

                                     Submitted by:  Bernard Duke, Chairman
                                                    Barry Fink
                                                    Rod Lynam









                          RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS
                       ---------------------------------

        Piercy, Brown, Taylor & Kern has been selected as the Company's independent auditors for the fiscal year ending September 30, 2002.
Selection of auditors is made by the Board of Directors subject to stockholder approval. Piercy, Brown, Taylor & Kern has no financial interest, either direct or indirect, in the Company. A representative of Piercy Brown Taylor & Kern is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.


       Management recommends voting "FOR" the ratification of the appointment of the auditors.













                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                 ---------------------------------------------

        Proposals of stockholders of the Company which are intended to be presented at the Company's next Annual Meeting, must be received by the Company no later than April 29, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting. The Securities and Exchange Commission has adopted regulations that govern the inclusion of such proposals in the Company's annual proxy materials.



        THE COMPANY'S 2001 FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO:
GALLERY OF HISTORY, INC., 3601 WEST SAHARA AVENUE, PROMENADE SUITE, LAS VEGAS, NEVADA 89102-5822.


        In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company, or by any one or more of the foregoing means. The Company will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of the Company's shares. All expenses in connection with such solicitation are to be paid by the Company.









                                    By Order of the Board of Directors

                                    s/ Todd Axelrod
                                    ---------------
                                    Todd Axelrod
                                    Chairman of the Board




Dated: August 27, 2002
Las Vegas, Nevada











==============================================================================

                              GALLERY OF HISTORY, INC.
                                      PROXY
                 Annual Meeting of Stockholders, September 27, 2002

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints each of Todd M. Axelrod and Rod Lynam, each with full power to act without the other, and with full power of substitution, as the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Gallery of History, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on September 27, 2002 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below.

1.ELECTION OF DIRECTORS    FOR all nominees below     WITHHOLD AUTHORIT
                          (except as marked to the    to vote for all nominees
                          contrary below) [  ]        below [  ]
  NOMINEES:    Todd M. Axelrod,  Rod Lynam,  Pamela Axelrod,  Bernard Duke
               and  Michael Rosenman.
  INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.


2.TO RATIFY SELECTION OF PIERCY, BOWLER, TAYLOR & KERN, AS CERTIFIED
  INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2002 FISCAL YEAR.
           [  ]  FOR            [  ]  AGAINST          [  ]  ABSTAIN

------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                   Dated: ______________________________, 2002

                                          ____________________________________
                                          Signature

                                          ____________________________________
                                          Signature if held jointly

        (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
         ENCLOSED ENVELOPE.)